UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2020

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Effective as of March 3, 2020, pursuant to the Agreement and Plan of Merger, dated as of November 14, 2019, by and among Ribbon Communications Inc. (“Ribbon” or the “Company”), Ribbon Communications Israel Ltd., a company incorporated under the Laws of the State of Israel and an indirect wholly owned Subsidiary of Ribbon (“Ribbon Israel”), Eclipse Communications Ltd., a company incorporated under the Laws of the State of Israel and a direct wholly owned Subsidiary of Ribbon Israel (“Merger Sub”), ECI Telecom Group Ltd., a company incorporated under the Laws of the State of Israel (“ECI”) and ECI Holding (Hungary) Kft (“Swarth”) (the “Merger Agreement”), ECI merged with Merger Sub, with ECI as the surviving company (the “Merger”). As consideration for the Merger, Ribbon paid $324 million, subject to adjustments for indebtedness, pre-Closing distributions, transaction expenses and certain taxes, to ECI stockholders and issued a total of 32.5 million shares of the common stock of Ribbon, par value $0.0001 per share (“Ribbon Common Stock”) to ECI stockholders, representing approximately 22.6% of the outstanding shares of Ribbon Common Stock immediately following the Merger. ECI stockholders also received approximately $33.3 million from ECI’s sale of real estate assets. As a result of the Merger, ECI is now an indirect wholly owned subsidiary of Ribbon.

Item 1.01. Entry into a Material Definitive Agreement.

Entry Into Stockholders Agreement

On March 3, 2020, Ribbon entered into a First Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with JPMC Heritage Parent LLC, a Delaware limited liability company (“JPMC”), Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership (together with JPMC, the “JPM Stockholders”), and Swarth.

The following is a summary of certain material terms and provisions of the Stockholders Agreement. This summary does not purport to describe all of the terms and provisions of the Stockholders Agreement and is qualified in its entirety by the complete text of the Stockholders Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

For purposes of the Stockholders Agreement, “Independent Director” means, regardless of whether designated by the JPM Stockholders or Swarth, a person nominated for or appointed to the Board of Directors of the Company (the “Board”) who, as of the time of determination, is independent for purposes of the Nasdaq Global Select Market rules and the U.S. Securities and Exchange Commission rules.

Board Representation

The Stockholders Agreement provides that the Board following the Closing will be comprised as follows:

•	Until the second anniversary of the Closing, there will be nine directors on the Board, except (A) if otherwise approved by the Board, including a majority of the Independent Directors, in connection with (x) an acquisition of another business by Ribbon or (y) an equity investment in Ribbon or (B) as may otherwise be approved by the Board, including a majority of the Independent Directors and the written consent of the JPM Stockholders and Swarth.

•	Following the second anniversary of the Closing, the Board, including a majority of the Independent Directors, may approve a different number of directors that shall comprise the Board.

With respect to the JPM Stockholders:

•	At the Closing and for so long as the JPM Stockholders beneficially own at least 43% of Ribbon Common Stock, beneficially owned in the aggregate on the date of the Stockholders Agreement, the JPM Stockholders will have the right to nominate three Board members, of which at least two must be Independent Directors;

•	From and after the first time that the JPM Stockholders beneficially own less than 43% and at least 29% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the number of directors that the JPM Stockholders will have the right to nominate will be reduced to two Board members, of which at least one must be an Independent Director;

•	From and after the first time that the JPM Stockholders beneficially own less than 29% and at least 14% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the number of directors that the JPM Stockholders will have the right to nominate will be reduced to one Board member, who needs not qualify as an Independent Director; and

•	From and after the first time that the JPM Stockholders beneficially own less than 14% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the JPM Stockholders shall have no right to nominate any members of the Board.

With respect to Swarth:

•	Upon receipt of approval from the Committee on Foreign Investment in the United States (“CFIUS”) and for so long as Swarth beneficially owns at least 88% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, Swarth will have the right to nominate three Board members, of which at least two must be Independent Directors;

•	Upon receipt of approval from CFIUS, from and after the first time that Swarth beneficially owns less than 88% and at least 58% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the number of directors that Swarth will have the right to nominate will be reduced to two Board members, of which at least one must be an Independent Director;

•	Upon receipt of approval from CFIUS, from and after the first time that Swarth beneficially owns less than 58% and at least 29% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the number of directors that Swarth will have the right to nominate will be reduced to one Board member, who needs not qualify as an Independent Director; and

•	Upon receipt of approval from CFIUS, from and after the first time that Swarth beneficially owns less than 29% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, Swarth shall have no right to nominate any members of the Board.

In addition, the nominating and corporate governance committee of the Board shall designate as Board members (i) Ribbon's then-serving Chief Executive Officer and (ii) the remaining number of designees needed to be added to the Board so that the Board has no vacancies.

Notwithstanding the foregoing, until the first anniversary of the date of the Stockholders Agreement, no member of the Board appointed by either the JPM Stockholders or Swarth will be removed from the Board, regardless of any sell down of Ribbon Common Stock by the nominating stockholder.

In the event any Board member nominated by the JPM Stockholders or Swarth, as applicable, resigns or is unable to serve, such party will be entitled to designate a successor, subject to the conditions set forth in the Stockholders Agreement.

Following the Closing, the Board will maintain (i) an audit committee, (ii) a compensation committee and (iii) a nominating and corporate governance committee.

For as long as the JPM Stockholders have the right to nominate at least two directors to the Board, (i) the nominating and corporate governance committee shall be comprised of three Independent Directors, at least one of whom shall be a designee of the JPM Stockholders, (ii) a designee of the JPM Stockholders shall be the Chairman of each of the nominating and corporate governance committee and the compensation committee and (iii) only in the case that Swarth does not have the right to nominate at least two directors to the Board, a designee of the JPM Stockholders shall be the Chairman of the audit committee.

For as long as Swarth has the right to nominate at least two directors to the Board, (i) the nominating and corporate governance committee shall be comprised of three Independent Directors, at least one of whom shall be a designee of Swarth, (ii) a designee of Swarth shall be the Chairman of the audit committee and (iii) only in the case that the JPM Stockholders do not have the right to nominate at least two directors to the Board, a designee of Swarth shall be the Chairman of each of the nominating and corporate governance committee and the compensation committee.

The nominating and corporate governance committee shall determine the size and membership of each of the audit committee, the compensation committee and all other committees established by the Board, provided that (a) such determination shall comply with mandatory legal and listing requirements; (b) for as long as the JPM Stockholders have the right to nominate at least one director to the Board who is eligible to serve on such committee, at least one member of each such committee shall be a designee of the JPM Stockholders; and (c) for as long as Swarth has the right to nominate at least one director to the Board who is eligible to serve on such committee, at least one member of each such committee shall be a designee of Swarth.

Swarth Irrevocable Proxy

All of Swarth's governance rights, including its right to designate members of the Board, are subject to receipt of CFIUS approval. Swarth has granted an irrevocable proxy to Ribbon to vote the shares of Ribbon Common Stock held by Swarth that represent more than 9.99% of the consolidated voting power of all issued and outstanding Ribbon Common Stock pro rata in accordance with how the other holders of Ribbon Common Stock vote their shares, and such proxy will remain in place until CFIUS approval is obtained.

Standstill Restrictions

The Stockholders Agreement contains certain standstill provisions restricting the JPM Stockholders and Swarth from acquiring (or seeking or making any proposal or offer with respect to acquiring) additional shares of Ribbon Common Stock or any security convertible into Ribbon Common Stock or any assets, indebtedness or businesses of Ribbon Common Stock or any of its subsidiaries. Certain customary exclusions apply, and acquisition of shares of Ribbon Common Stock by a Ribbon stockholder will be permitted so long as such acquisition would not result in such stockholder and its affiliates beneficially owning a number of Ribbon Common Stock that is greater than 120% of the number of voting shares of Ribbon Common Stock held by the JPM Stockholders or Swarth, as applicable, at the Closing (or such lower number as specified in the Stockholders Agreement).

The standstill restrictions apply from the date of the Stockholders Agreement until the earlier of (i) the entry by Ribbon into a definitive agreement constituting a change of control transaction as discussed in further detail below and (ii) such date as the JPM Stockholders or Swarth, as applicable, no longer has a right to designate any members of the Board.

Change of Control

Without the approval of a majority of the disinterested directors serving on the Board, neither the JPM Stockholders nor Swarth may enter into or affirmatively support any transaction resulting in a change of control of Ribbon in which any such stockholder receives per share consideration as a holder of Ribbon Common Stock in excess of that to be received by other holders of Ribbon Common Stock.

Transfer Restrictions

Without the approval of a majority of the disinterested directors serving on the Board:

•	For 180 days following the Closing (the “Initial Lock-Up Period”), neither the JPM Stockholders nor Swarth may transfer any shares of Ribbon Common Stock that it beneficially owns (except to a permitted transferee that agrees to hold shares subject to the terms of the Stockholders Agreement). Thereafter, until three years following the Closing, no JPM Stockholder nor Swarth may transfer any shares of Ribbon Common Stock that it beneficially owns if such transfer involves more than 15% of the outstanding shares of Ribbon Common Stock or if the transferee would own 15% or more of the outstanding shares of Ribbon Common Stock following such transfer, other than to a permitted transferee that agrees to be subject to the Stockholders Agreement or pursuant to a regulatory requirement;

•	For 180 days following the Initial Lock-Up Period, neither the JPM Stockholders nor Swarth may transfer voting shares of Ribbon Common Stock representing more than 50% of the shares of Ribbon Common Stock that such stockholder in the aggregate beneficially owns as of the Closing other than (A) pursuant to a Marketed Underwritten Public Offering (as defined in the Registration Rights Agreement), (B) to a permitted transferee that agrees to hold shares subject to the terms of the Stockholders Agreement or (C) pursuant to a regulatory requirement.

Termination

The Stockholders Agreement will terminate by mutual consent of Ribbon, a majority in interest of the JPM Stockholders and Swarth (including the approval by a majority of Independent Directors) or with respect to either the JPM Stockholders or Swarth, on the date that such stockholder ceases to beneficially own 2% or more of the issued and outstanding Ribbon Common Stock.

Entry Into Registration Rights Agreement

On March 3, 2020, Ribbon entered into a First Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the JPM Stockholders and Swarth.

The following is a summary of certain material terms and provisions of the Registration Rights Agreement. This summary does not purport to describe all of the terms and provisions of the Registration Rights Agreement and is qualified in its entirety by the complete text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Under the Registration Rights Agreement, certain holders of Ribbon Common Stock were granted certain registration rights beginning on the 180th day following the Closing, including (i) the right to request that Ribbon file an automatic shelf registration statement and effect unlimited underwritten offerings pursuant to such shelf registration statement; (ii) unlimited demand registrations; and (iii) unlimited piggyback registration rights that allow holders of registrable shares to require that shares of Ribbon Common Stock owned by such holders be included in certain registration statements filed by Ribbon, in each case subject to the transfer restrictions contained in the Stockholders Agreement. In connection with these registration rights, Ribbon has agreed to effect certain procedural actions, including taking certain actions to properly effect any registration statement or offering and to keep the participating Ribbon stockholders reasonably informed with adequate opportunity to comment and review, as well as customary indemnification and contribution agreements.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

Item 8.01. Other Events.

Press Releases and Other Communications

On March 3, 2020, the Company issued a press release in connection with the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit	Description
10.1	First Amended and Restated Stockholders Agreement, dated as of March 3, 2020, by and among Ribbon Communications Inc., JPMC Heritage Parent LLC, Heritage PE (OEP) III, L.P. and ECI Holding (Hungary) Kft
10.2	First Amended and Restated Registration Rights Agreement, dated as of March 3, 2020, by and among Ribbon Communications Inc., JPMC Heritage Parent LLC, Heritage PE (OEP) III, L.P. and ECI Holding (Hungary) Kft
99.1	Press Release dated March 3, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2020	Ribbon Communications Inc.

	By:	/s/ Justin K. Ferguson
Justin K. Ferguson
Executive Vice President, General Counsel &
Corporate Secretary